#864974v1 SEI INVESTMENTS COMPANY EXECUTIVE SEVERANCE AND CHANGE OF CONTROL PLAN SEI Investments Company, a Pennsylvania corporation (the “Company”), has adopted this SEI Investments Company Executive Severance and Change of Control Plan (the “Plan”) to provide key employees of the Company and its affiliates and subsidiaries with severance protection under covered circumstances. ARTICLE I. DEFINITIONS AND INTERPRETATIONS Section 1.01 Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require: “Annual Base Salary” shall mean the base salary paid to a Participant on an annual basis exclusive of any bonus payments, commission payments or additional payments under any benefit plan of the Company. “Administrator” shall mean the Compensation Committee. “Board” shall mean the Board of Directors of the Company. “Cause” has the meaning set forth in a written employment agreement between the Participant and the Company, or if no such agreement or definition exists, Cause shall mean (a) an act of material dishonesty by the Participant in connection with their responsibilities as an employee or director of the Company, (b) the Participant’s indictment or conviction of, or plea of nolo contendere to, a felony, (c) the Participant’s gross misconduct in connection with their responsibilities as an employee or director of the Company, (d) the Participant’s material violation of the Company’s Code of Conduct or other written policies or procedures of the Company or its subsidiaries, as applicable, that, if able to be cured by the Participant, is not cured to the reasonable satisfaction of the Compensation Committee within 30 days after the Participant is given written notice of such violation; (e) the Participant’s willful and continued failure to substantially perform their responsibilities as an employee or director of the Company after the Participant has received a written demand for such performance and that, if able to be cured by the Participant is not cured to the reasonable satisfaction of the Compensation Committee within 30 days after the Executive is given written notice of such failure; (f) fraud, embezzlement, or misappropriation of any amounts of money or other assets or property of the Company; or (g) a Participant’s refusal to comply with the Company’s Compensation Recoupment Policy as amended and/or restated from time to time. Determination of Cause shall be made by the Compensation Committee in its sole and reasonable discretion. “Change of Control” shall mean the occurrence of any of the following: (a) Any “Person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change

#864974v1 of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors. (b) The consummation of (1) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (2) a sale or other disposition of all or substantially all of the assets of the Company, or (3) a liquidation or dissolution of the Company; or (c) After the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. Notwithstanding the foregoing, for any benefits hereunder subject to the requirements of Section 409A of the Code that will become payable on a Change of Control, the transaction constituting a Change of Control must also constitute a “change in control event” for purposes of Section 409A(a)(2)(A)(v) of the Code. “Change of Control Period” shall mean the 24-month period beginning on the date of a Change of Control. “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section. “Compensation Committee” shall mean the Compensation Committee of the Board. “Disability” shall mean that the Participant’s condition would meet the definition of Disability, Long-Term Disability, or Disabled under the Company’s long-term disability plan, as in effect at the time of determination. “Effective Date” shall mean May 29, 2024. “Good Reason” has the meaning set forth in a written agreement between a Participant and the Company, or if no such agreement or definition exists, shall mean a Participant’s resignation of employment upon the occurrence (without the Participant’s prior written consent) of (a) a reduction of more than 10% in any of the Participant’s Annual Base Salary or Annual Target Bonus, in each case, with respect to such amounts as were in effect immediately prior to such adjustment, (b) any annual payment of an Annual Bonus that is less than 75% of the Annual Target Bonus for such year, provided that such payment of 75% or less (i) did not apply to a majority of the Participants as a matter of policy set by the Compensation Committee, or (ii) in the

#864974v1 reasonable determination of the Compensation Committee was a function of the Participant or the business unit for which the Participant is responsible failing to meet annual performance expectations that had been communicated to the Participant, (c) a material diminution in the Participant’s authority, duties or responsibilities, or (d) any other action or inaction that constitutes a material breach by the Company of any (i) written agreement under which to which the Participant provides services or (ii) benefit plan in which the Participant participates; provided, however, that, in the case of the foregoing clauses (c), (d) or (e), the Participant may not resign their employment for Good Reason unless (i) the Participant has provided the Company with at least 30-days prior written notice of his or her intent to resign for Good Reason (which notice must be provided within 30 days following the occurrence of the event(s) purported to constitute Good Reason); and (ii) the Company has not remedied the alleged violation(s) within the 30-day period following its receipt of such notice. “Omnibus Plan” means the SEI Investments Company 2024 Omnibus Equity Compensation Plan or any predecessor equity compensation plan of the Company, as applicable. “Option” has the meaning ascribed to it in the Omnibus Plan. “Participants” shall mean those employees of the Company which hold the position of Executive Vice President or any other employee of the Company designated as a Participant by the Compensation Committee. “Plan” shall mean this SEI Investments Company Executive Severance and Change of Control Plan, as amended, supplemented or modified from time to time in accordance with its terms. “Pro-Rata Target Bonus” shall mean the product obtained by multiplying a Participant’s Target Bonus by a fraction, the numerator of which is the number of days the Participant was employed by the Company in the calendar year of the Participant’s Termination Date, and the denominator of which is 365. “Qualifying Termination” shall mean a Participant’s Termination of Employment (a) by the Company and its subsidiaries without Cause, (b) by the Participant for Good Reason, (c) as a result of the Participant’s Disability, or (d) as a result of the Participant’s death. “Restrictive Covenant Obligations” shall mean any non-competition, non-solicitation, and confidentiality obligations a Participant owes to the Company, as set forth in a written agreement (employment or otherwise) between the Participant and the Company. “Retirement” shall mean a Participant’s voluntary Termination of Employment which has been approved by the Compensation Committee, if the Participant has (a) attained 55 years of age, and (b) 10 years of service on the Company’s Executive Committee, or as otherwise determined by the Compensation Committee. “Stock Units” has the meaning ascribed to it in the Omnibus Plan. “Stock Appreciation Right” has the meaning ascribed to the term SAR in the Omnibus Plan.

#864974v1 “Target Bonus” shall mean the Participant’s target annual incentive bonus. “Termination Date” shall mean, with respect to any Participant, the actual date of the Participant’s Termination of Employment. “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any subsidiary of the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, permanent disability or retirement; provided, that such “Termination of Employment” constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). Section 1.02 Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof, and (c) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. ARTICLE II. SEVERANCE AND RELATED TERMINATION BENEFITS Section 2.01 Qualifying Termination. Except as set forth in Section 2.02, in the event that a Participant incurs a Qualifying Termination, then, subject to Section 2.03, such Participant shall be entitled to receive the severance benefits described in this Section 2.01. (a) Without Cause or Resignation for Good Reason. In the event a Participant experiences a Termination of Employment as a result of termination without Cause, or resignation with Good Reason, the Participant shall receive (i) a cash payment equal to the sum of (x) the product of 1.5 times the sum of (a) Participant’s Annual Base Salary in effect as of the Termination Date, plus (b) the Participant’s Target Bonus for the year in which the Termination Date occurs, plus (y) the Pro-Rata Target Bonus for the year in which the Termination Date occurs (the “Cash Portion”); (ii) all unvested Options and Stock Appreciation Rights held by the Participant as of the Termination Date shall continue to vest for a period of 24 months from the Termination Date; (iii) the exercise period for all vested Options and Stock Appreciation Rights held by the Participant as of the Termination Date and any unvested Options and Stock Appreciation Rights held by the Participant as of the Termination Date that become vested during the 24-month period after the Termination shall, in each case, be exercisable for a period equal to the shorter of (a) the 27-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right; (iv) any unvested Stock Units shall vest on a pro-rata basis determined by using a fraction, the numerator of which shall be the number of months an individual Stock Unit award has been held by the Participant and the denominator of which shall be the total number of months that the individual Stock Unit Award must be held until it vests; and (v) continued participation in the Company’s health and dental plans with monthly premiums to be

#864974v1 paid by the Company for 18 months, provided the Participant elects continuation coverage pursuant to Section 4980B of the Code and related guidance. The Cash Portion shall be paid to the Participant at such time as the annual year-end bonuses are paid to Company employees generally for the year in which the Termination Date occurs, subject to the adjustments described herein. The amounts referenced in clause (i) above shall be paid to the Participant, less any applicable withholdings, at the same time as annual bonus amounts for the year in which the Termination Date occurred are paid to Company employees generally. (b) Disability. In the event a Participant experiences a Termination of Employment as a result of Disability, the Participant shall receive (i) an amount equal to the Pro-Rata Target Bonus; (ii) full vesting of all unvested Stock Units held by the Participant as of the Termination Date; (iii) full vesting of all unvested Options and Stock Appreciation Rights held by the Participant on the Termination Date; and (iv) all vested Options and Stock Appreciation Rights held by the Participant on the Termination Date (including those for which the vesting was accelerated pursuant to the foregoing (clause (iii)) shall be exercisable for a period equal to the shorter of (a) the 12-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right. The amounts referenced in clause (i) above shall be paid to the Participant, less any applicable withholdings, at the same time as annual bonus amounts for the year in which the Termination Date occurred are paid to Company employees generally. (c) Death. In the event a Participant experiences a Termination of Employment as a result of death, the Participant shall receive (i) an amount equal to the Participant’s Target Bonus for the year in which the Termination Date occurs; (ii) full vesting of all unvested Stock Units held by the Participant as of the Termination Date; (iii) full vesting of all unvested Options and Stock Appreciation Rights held by the Participant on the Termination Date; and (iv) all vested Options and Stock Appreciation Rights held by the Participant on the Termination Date (including those for which the vesting was accelerated pursuant to the foregoing (clause (iii)) shall be exercisable for a period equal to the shorter of (a) the 12-month period after the Termination Date, and (b) the then remaining term of the relevant Option or Stock Appreciation Right. The amounts referenced in clause (i) above shall be paid to the Participant, less any applicable withholdings, at the same time as annual bonus amounts for the year in which the Termination Date occurred are paid to Company employees generally. (d) Retirement. In the event a Participant experiences a Termination of Employment as a result of Retirement, all unvested Stock Units, Options, and Stock Appreciation Rights held by the Participant shall continue to vest and be exercisable as if the Participant remained employed with the Company, subject to the Participant’s compliance with all Restrictive Covenant Obligations after the Termination Date.

#864974v1 Section 2.02 Qualifying Termination Following Change of Control. In the event that, during the Change of Control Period, a Participant incurs a Qualifying Termination or Retirement, then in lieu of the benefits payable pursuant to Section 2.01 and subject to Section 2.03, the Participant will be entitled to receive the severance benefits described in this Section 2.02. (a) Qualifying Termination or Retirement. In the event a Participant experiences a Qualifying Termination or Retirement during the Change of Control Period, the Participant shall receive (i) a cash payment equal to the product of 1.5 times the sum of (a) Participant’s Annual Base Salary in effect as of the Termination Date, plus (b) the Participant’s Target Bonus for the year in which the Termination Date occurs, plus, (c) the Pro-Rata Target Bonus for the year in which the Termination Date occurs (the “Cash Portion”); (ii) full vesting of all unvested Stock Units, Options, and Stock Appreciation Rights held by the Participant as of the Termination Date, subject to the adjustments described herein, and (iii) continued participation in the Company’s health and dental plans with monthly premiums to be paid by the Company for 18 months, provided the Participant elects continuation coverage pursuant to Section 4980B of the Code and related guidance. The Cash Portion shall be paid in a lump sum to the Participant within 60 days of the Participant’s Termination Date. Additionally, all Options and Stock Appreciation Rights which are fully vested as of the Participant’s Termination Date shall be exercisable during the 12-month period immediately following the Termination Date. Section 2.03 Conditions to Receipt of Severance Benefits. A Participant’s receipt of any payment or benefits under this Article II shall be conditioned on and subject to such Participant’s execution and non-revocation of a general waiver and release of claims in favor of the Company, within the applicable time periods for execution following the Termination Date, as set forth in such agreements. Section 2.04 Other Terminations of Employment. For the avoidance of doubt, in no event shall the Participant be entitled to any benefit under this Plan in the event that the Participant resigns without Good Reason (other than a Retirement) or is terminated by the Company for Cause. Section 2.05 No Duplication of Benefits. Notwithstanding anything to the contrary in this Plan, in the event that a Participant is entitled to severance benefits under any other employment agreement, severance agreement or similar agreement between the Participant and the Company, no benefits shall be payable under this Plan. Section 2.06 Plan Unfunded; Participant's Rights Unsecured. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company. ARTICLE III. CLAIMS PROCEDURES Section 3.01 Initial Claims. A Participant who believes he or she is entitled to a payment under the Plan that has not been received may submit a written claim for benefits to the Plan within

#864974v1 60 days after the Participant's Qualifying Termination or Retirement. Claims should be addressed to the Chairman of the Compensation and sent to the Company’s General Counsel at One Freedom Valley Drive, Oaks, PA 19456. If the Participant's claim is denied, in whole or in part, the Participant will be furnished with written notice of the denial within 90 days after the Administrator's receipt of the Participant's written claim, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days will apply. If such an extension of time is required, written notice of the extension will be furnished to the Participant before the termination of the initial 90-day period and will describe the special circumstances requiring the extension, and the date on which a decision is expected to be rendered. Written notice of the denial of the Participant's claim will contain the following information: (a) the specific reason or reasons for the denial of the Participant's claim; (b) references to the specific Plan provisions on which the denial of the Participant's claim was based; (c) a description of any additional information or material required by the Administrator to reconsider the Participant's claim (to the extent applicable) and an explanation of why such material or information is necessary; and (d) a description of the Plan's review procedures and time limits applicable to such procedures, including a statement of the Participant's right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review. Section 3.02 Appeal of Denied Claims. If the Participant's claim is denied and he or she wishes to submit a request for a review of the denied claim, the Participant or his or her authorized representative must follow the procedures described below: (a) Upon receipt of the denied claim, the Participant (or his or her authorized representative) may file a request for review of the claim in writing with the Administrator. This request for review must be filed no later than 60 days after the Participant has received written notification of the denial. (b) The Participant has the right to submit in writing to the Administrator any comments, documents, records or other information relating to his or her claim for benefits. (c) The Participant has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records and other information that is relevant to his or her claim for benefits. (d) The review of the denied claim will take into account all comments, documents, records and other information that the Participant submitted relating to his or her claim, without regard to whether such information was submitted or considered in the initial denial of his or her claim.

#864974v1 Section 3.03 Administrator's Response to Appeal. The Administrator will provide the Participant with written notice of its decision within 60 days after the Administrator's receipt of the Participant's written claim for review. There may be special circumstances which require an extension of this 60-day period. In any such case, the Administrator will notify the Participant in writing within the 60- day period and the final decision will be made no later than 120 days after the Administrator's receipt of the Participant's written claim for review. The Administrator's decision on the Participant's claim for review will be communicated to the Participant in writing and will clearly state: (a) the specific reason or reasons for the denial of the Participant's claim; (b) reference to the specific Plan provisions on which the denial of the Participant's claim is based; (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, the Plan and all documents, records, and other information relevant to his or her claim for benefits; and (d) a statement describing the Participant's right to bring an action under Section 502(a) of ERISA. Section 3.04 Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes: (a) no claimant shall be permitted to commence any legal action to recover benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until these claims procedures have been exhausted in their entirety; and (b) in any such legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law. ARTICLE IV. MISCELLANEOUS PROVISIONS Section 4.01 No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. The amount of any cash payment provided for in this Plan shall not be reduced by any cash compensation earned by a Participant as the result of employment by another employer or by retirement benefits. Section 4.02 Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that no such termination or amendment may materially and adversely affect any rights of any Participant who has incurred a Qualifying Termination prior to

#864974v1 the date of such termination or amendment; and provided, further, that the Plan cannot be terminated or materially amended during the Change of Control Period. Notwithstanding the foregoing, the Plan shall terminate when all of the obligations to Participants hereunder have been satisfied in full. Section 4.03 Enforceability. The failure of a Participant or the Company or any of its subsidiaries to insist upon strict adherence to any term of the Plan on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Plan. Section 4.04 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth or Pennsylvania, without giving effect to its conflict of laws rules, and applicable federal law. Section 4.05 Tax Withholding. The Company shall have the right to deduct from any payment or benefit hereunder all federal, state and local taxes which are required to be withheld therefrom. Section 4.06 Plan Administration. The Compensation Committee shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this Plan. Section 4.07 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by each such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant’s devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant’s estate. No payments, benefits or rights arising under this Plan may be assigned or pledged by any Participant, except under the laws of descent and distribution. Section 4.08 Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to the Company, at the Company’s principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Chief Financial Officer of the Company (or such other officer as may be designated by the Company), and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States certified or registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt. Section 4.09 No Employment Rights Conferred. The Plan does not alter the status of each Participant as an at-will employee of the Company. This Plan shall not be deemed to create a contract of employment between any Participant and the Company and/or any of its subsidiaries.

#864974v1 Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or any of its subsidiaries, or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant's employment at any time. Section 4.10 Severability. If any provision of the Plan is, becomes, or is deemed to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Plan shall not be affected thereby. Section 4.11 Section 409A. (a) The Plan is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding any other provision of the Plan, payments provided under the Plan may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. Any payments under the Plan that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. For purposes of Section 409A of the Code, each installment payment provided under the Plan shall be treated as a separate payment. Any payments to be made under the Plan upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non- compliance with Section 409A of the Code. (b) Notwithstanding any other provision of the Plan, if any payment or benefit provided to a Participant in connection with his or her Qualifying Termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i) of the Code, then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Qualifying Termination or, if earlier, on the Participant's death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Participant in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. Notwithstanding any other provision of the Plan, if any payment or benefit is conditioned on the Participant's execution of a Release/Severance Agreement, the first payment shall include all amounts that would otherwise have been paid to the Participant during the period beginning on the date of the Qualifying Termination and ending on the payment date if no delay had been imposed.

#864974v1 (c) To the extent required by Section 409A of the Code, each reimbursement or in-kind benefit provided under the Plan shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (ii) any right to reimbursements or in-kind benefits under the Plan shall not be subject to liquidation or exchange for another benefit.

#864974v1 IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan, SEI Investments Company has caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date. /s/ Michael N. Peterson Secretary Dated: May 29, 2024